Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-142732, 333-179290 and 333-180887 on Form S-8 and Registration Statement No. 333-199159 on Form S-3ASR of our report dated January 23, 2015 (October 29, 2015 as to Note 18) relating to the financial statements for the year ended November 30, 2014 appearing in this Current Report on Form 8-K dated October 29, 2015.
/s/ DELOITTE & TOUCHE LLP
Certified Public Accountants
Miami, Florida
October 29, 2015